UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 26, 2010
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Ford Motor Company ("Ford") hereby incorporates by reference as Exhibit 99.1 the attached news release dated October 26, 2010 discussing Ford's preliminary third quarter 2010 financial results.

On October 26, 2010, Ford will conduct two conference calls to review preliminary third quarter 2010 financial results.  Beginning at 9:00 a.m., Ford's President and Chief Executive Officer Alan Mulally and Executive Vice President and Chief Financial Officer Lewis Booth will host a presentation for the investment community and news media.  Investors may access this presentation by dialing 866-515-2909 (or 1-617-399-5123 from outside the United States).  The passcode for either telephone number is a verbal response of "Ford Earnings."

At 11:00 a.m., Ford Vice President and Controller Bob Shanks, Ford Vice President and Treasurer Neil Schloss, and Ford Motor Credit Company Vice Chairman and Chief Financial Officer K.R. Kent will host a presentation for fixed income analysts and investors.  Investors may access this presentation by dialing 866-318-8613 (or 1-617-399-5132 from outside the United States).  The passcode for either telephone number is a verbal response of "Ford Fixed Income."

A listen-only webcast and supporting presentation materials for these calls is available on the Internet at www.shareholder.ford.com.  Investors may also access replays of the presentations after 1:00 p.m. on the day of the event through Tuesday, November 2, 2010 by dialing 888-286-8010 (or 1-617-801-6888 from outside the United States).  The passcode for replays of the earnings call is 69678747; the passcode for replays of the fixed income call is 74222884.  All times referenced above are in Eastern Time.

Please note that Exhibit 99.1 to this Form 8-K discusses various financial measures "excluding special items" and/or with other adjustments.  The most directly comparable financial measures calculated and presented in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP") are these same measures including special items and/or without adjustments.  We believe that showing these measures on a basis that excludes special items and/or includes other adjustments is useful to investors, because it allows investors to evaluate our results excluding or adjusting for items related to our efforts to match production capacity and cost structure to market demand and changing model mix, as well as items that we do not necessarily consider to be indicative of earnings from ongoing operating activities.

In addition, Exhibit 99.1 discusses our key cash metrics, Automotive operating-related cash flow (which we believe best represents the ability of our Automotive operations to generate cash), and Automotive gross cash (including cash and cash equivalents and net marketable securities).  We believe that Automotive operating-related cash flow is useful to investors because it includes elements that we consider to be related to our operating activities (e.g., capital spending), and excludes cash flow elements that we do not consider to be related to the ability of our operations to generate cash.  The most comparable U.S. GAAP measure is Cash flows from operating activities of continuing operations on our statement of cash flows.  The most comparable U.S. GAAP measure for Automotive gross cash is the sum of the individual line items on our balance sheet for each of the elements within that measure (Cash and cash equivalents and Marketable securities).

Item 8.01. Other Events.

Ford hereby incorporates by reference as Exhibit 99.2 the attached news release dated October 26, 2010 detailing conversion offers being launched today in respect of its senior convertible debt securities.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99.1	News Release dated October 26, 2010 related to Ford's preliminary third quarter 2010 financial results	Filed with this Report

Exhibit 99.2	News Release dated October 26, 2010 related to conversion offers in respect of Ford's senior convertible debt securities	Filed with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: October 26, 2010	By:	/s/ Louis J. Ghilardi
Louis J. Ghilardi
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	News Release dated October 26, 2010 related to Ford's preliminary third quarter 2010 financial results

Exhibit 99.2	News Release dated October 26, 2010 related to conversion offers in respect of Ford's senior convertible debt securities